Execution Copy













                                             ASSET PURCHASE AGREEMENT

                                                       AMONG

                                                YALE E. KEY, INC.,

                                               KEY ENERGY GROUP, INC.,

                                          ENERGY AIR DRILLING SERVICE CO.

                                                        AND

                                                   DALE RENNELS







                                                 November 1, 1996


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                                             ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into effective as of November 1, 1996 (the "Effective Date") among Key Energy Group, Inc., a Maryland corporation ("Key"), Yale E. Key, Inc., a Texas corporation and a wholly-owned subsidiary of Key ("Buyer"), Energy Air Drilling Service Co., a Colorado corporation ("Seller") and Dale Rennels, the sole shareholder of the Seller (the "Shareholder").

                                                     Article I

                                            PURCHASE AND SALE OF ASSETS

         1.1 Purchase and Sale of the Assets. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer hereby agrees to purchase, the following assets (the "Assets"):

                  (a) those items of tangible personal property listed on
         Schedule 1.1(a) hereto
         (collectively, the "Tangible Personal Property");

                  (b) Sellers' intangible assets required by Buyer to own, operate, maintain and use the Tangible Personal Property, including (i) all of Seller's rights to any patents, copyrights, trademarks, service marks, licenses or sublicenses (collectively, the "Intellectual Property") used or held in connection with the ownership, operation, maintenance and use of the Tangible Personal Property, including those specifically listed on Schedule 1.1(b) hereto (collectively, the "Seller Intellectual Property"), and (iii) all applicable customer and supplier lists of Seller (collectively, the "Intangibles");

                  (c) those leases, subleases, contracts, contract rights, and agreements relating to the ownership, operation, maintenance or use of the Tangible Personal Property, including those specifically listed on
         Schedule 1.1(c) hereto (collectively, the "Contracts"); and

                  (d) all of the Seller's permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, licenses and other rights of every kind and character (collectively, the "Permits") obtained from governments and governmental agencies relating to the ownership, operation, maintenance or use of the Tangible Personal Property, including that which is more fully described on Schedule 1.1(d) attached hereto (collectively, the "Seller Permits").

         1.2 Consideration for Assets. As consideration for the sale of the Assets to Buyer and for the other covenants and agreements of Seller contained herein, Buyer agrees to pay to Seller, on the date of execution of this Agreement, the amount of $500,000 in the form of a cashier's check or bank check or wire transfer of immediately available funds to an account designated by Seller. As additional consideration for the sale of the Assets to Buyer and for the other covenants and agreements of Seller contained herein, Key, for the benefit of Buyer, agrees to issue, in accordance


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with Section 4.2 hereof,  4,386 shares (the "Key Shares") of common  stock,  par value $.01 per share, of Key (the "Key Common Stock").

         1.3 Assumed Liabilities. Buyer shall assume only those liabilities of Seller associated with Buyer's assumption of the Contracts. Seller shall be responsible for all other liabilities of Seller (collectively, the "Retained Liabilities"), including, without limitation all obligations and liabilities owed by Seller to the Employees (as defined in Section 2.1.10 hereof).

         1.4 Effective Date; Additional Payments. This Agreement shall be effective as of the Effective Date. All payments received by Seller for services using the Tangible Personal Property rendered by Seller on or after the Effective Date (including payments received by Seller prior to the date of execution of this Agreement) are being purchased hereunder and shall be the considered the property of Buyer. Promptly upon receipt by Seller of any such payments (the "November Payments"), Seller shall either endorse and deliver the check or draft representing the November Payment (with a copy of the applicable invoice) to Buyer or remit payment to Buyer in an amount equal to the amount of the November Payment. Buyer shall reimburse Seller for any payments made by Seller to an Employee for services rendered to Seller in connection with the operation or maintenance of the Tangible Personal Property on or after the Effective Date.

                                                    Article II

                                          REPRESENTATIONS AND WARRANTIES
                          OF SELLER AND THE SHAREHOLDER

         2.1 Representations and Warranties of Seller. Each of Seller and the Shareholder jointly and severally represents and warrants to Buyer and Key as follows:

                  2.1.1. Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

                  2.1.2. Agreements Authorized and their Effect on Other Obligations. The execution and delivery of this Agreement and all other agreements executed by Seller, the Shareholder or Jerry Tufly ("Tufly") and delivered to Buyer or Key in connection herewith (the "Seller Agreements") have been authorized by all necessary corporate action on the part of Seller, and this Agreement and the Seller Agreements are valid and binding obligations of Seller, the Shareholder and Tufly, as applicable, enforceable (subject to normal equitable principals) against such parties in accordance with their terms, except as enforceability may be limited


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         by  bankruptcy,  insolvency,  reorganization,  debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the Seller Agreements and the consummation of the transaction contemplated hereby and thereby, will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws of Seller, (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Seller, the Shareholder or Tufly is a party or by which Seller, the Shareholder or Tufly or their respective properties are bound; or (iii) any provision of any law, rule, regulation, order, permits, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator, or other governmental authority to which Seller, the Shareholder or Tufly or any of their respective properties are subject.

                  2.1.3. Liabilities. Except as set forth on Schedule 2.1.3 hereto, Seller does not have any liabilities or obligations either accrued, absent, contingent or otherwise, and neither Seller nor the Shareholder has any knowledge of any potential liabilities or obligations, that would adversely affect the value of the Assets.

                  2.1.4. Contracts. Schedule 1.1(c) hereto sets forth a complete list of all contracts, agreements and other written arrangements relating to the ownership, operation, maintenance or use of the Tangible Personal Property. All of the Contracts are in full force and effect, and constitute valid and binding obligations of Seller. Seller is not, and no other party to any Contract is, in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No Contract has been entered into on terms which could reasonably be expected to have a material adverse effect on the use of the Assets by Buyer. Seller has not received any information which would cause Seller to conclude that any customer of Seller will (or is likely to) cease doing business with Seller as a result of the consummation of the transactions contemplated hereby.

                  2.1.5.  Title to and  Condition  of  Assets.  Seller has good, indefeasible and marketable title to all of the Assets, free and clear of any Encumbrances (defined below). All of the Tangible Personal Property are in a state of good operating condition and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations. To Seller's or the Shareholder's knowledge, all of the Tangible Personal Property conform to all applicable laws governing their use. No notice of any violation of any law, statute, ordinance, or regulation relating to any of the Assets has been received by Seller or the Shareholder, except such as have been fully complied with. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deeds of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights of way, limitations, reservations, restrictions, and other encumbrances of any kind or nature.


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                  2.1.6. Licenses and Permits. Schedule 1.1(d) hereto sets forth a complete list of all Permits necessary under law or otherwise for the ownership, operation, maintenance or use of the Tangible Personal Property in the manner in which they are now being owned, operated, maintained and used. Each of the Seller Permits and Sellers' rights with respect thereto is valid and subsisting, in full force and effect,
         and  enforceable  by  Seller  subject  to   administrative   powers  of
         regulatory agencies having jurisdiction. Seller is in compliance in all material respects with the terms of each of the Seller Permits. None of the Seller Permits has been, or to the knowledge of Seller or the Shareholder, are threatened to be, revoked, canceled, suspended or modified. Upon consummation of the transactions contemplated hereby, each of the Seller Permits shall have been validly assigned to Buyer, will be valid and subsisting in full force and effect, and will be enforceable by Buyer subject to administrative powers of regulatory agencies having jurisdiction.

                  2.1.7. Intellectual Property. Schedule 1.1(b) hereto sets forth a complete list of all Intellectual Property used or held in connection with the ownership, operation, maintenance and use of the Tangible Personal Property. The Seller Intellectual Property is owned or licensed by Seller free and clear of any Encumbrances. Seller has not granted to any other person any license to use any Seller Intellectual Property. Use of the Seller Intellectual Property by Buyer will not, and the use of the Seller Intellectual Property by Seller did not, infringe, misappropriate or conflict with the intellectual property rights of others. Neither Seller nor the Shareholder has received any notice of infringement, misappropriation, or conflict with the intellectual property rights of others in connection with the use by Seller of the Seller Intellectual Property.

                  2.1.8.  Necessary  Consents.  Except as  provided  in Schedule
         2.1.8 hereto, Seller has obtained and delivered to Buyer all consents to assignment or waivers thereof required to be obtained from any governmental authority or from any other third party in order to validly transfer the Assets hereunder, including the assignment of the Seller Permits and the Contracts. To the extent any such consents have not been obtained by Seller as of the date of the execution of this Agreement, Seller covenants to use its best efforts to cause such consents to be obtained following the date of the execution of this Agreement.

                  2.1.9. Environmental Matters. None of the current or past operations of the business of Seller as such business relates or related to Seller's ownership, operation, maintenance or use of the Assets is being or has been conducted or used in such a manner as to constitute a violation of any Applicable Environmental Laws (defined below). Neither Seller nor the Shareholder has received any notice (whether formal or informal, written or oral) from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to violations of any Applicable Environmental Laws or regarding any claims for remedial obligations or contribution for removal costs or damages under any Applicable Environmental Laws. There are no writs, injunction decrees, orders or judgments outstanding, or lawsuits, claims, proceedings or investigations pending or, to Seller's or the Shareholder's knowledge, threatened relating to the ownership, use,


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         maintenance  or  operation of the Assets or the conduct of the business of Seller, nor, to Seller's or Shareholder's knowledge, is there any basis for any of the foregoing. Buyer is not required to obtain any permits, licenses or similar authorizations pursuant to any Applicable Environmental Laws in effect as of the Effective Date to operate and use any of the Assets for their current or proposed purposes and uses. To Seller's or the Shareholder's knowledge, the Assets include all environmental and pollution control equipment necessary for compliance with all Applicable Environmental Laws. No Hazardous Materials (defined below) have been or are currently being used by Seller in the operation of the Assets. No Hazardous Materials are or have ever been situated on or under Seller's properties, whether owned or leased, or incorporated into any of the Assets. To Seller's or the Shareholder's knowledge, there are no, and there have never been any, underground storage tanks (as defined under Applicable Environmental Laws) located under Seller's properties, whether owned or leased. The term "Applicable Environmental Laws" means any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to human health, the environment, or to the storage, treatment, discharge, release or disposal of hazardous wastes or hazardous substances, including, without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss.9601 et seq.), as amended from time to time, including, without limitation, as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), and regulations promulgated thereunder, (ii) the Resources Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss.6901 et seq.), as amended from time to time ("RCRA"), and regulations promulgated thereunder, (iii) the Federal Water Pollution Control Act (U.S.C.A. ss.9601 et seq.), as amended, and regulations promulgated thereunder, and (iv) any applicable state laws or regulations relating to the environment. The term "Hazardous Materials" means (x) asbestos, polychlorinated biphenyls, urea formaldehyde, lead based paint, radon gas, petroleum, oil, solid waste, pollutants and contaminants, and (y) any chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any
         Applicable   Environmental  Laws,   including,   but  not  limited  to,
         substances defined as "hazardous substances," "hazardous materials," or
         "hazardous   waste"  in   CERCLA,   RCRA,   the   Hazardous   Materials
         Transportation Act (49 U.S.C. ss. 1801, et seq.), or comparable state and local statutes or in the regulations adopted and publications promulgated pursuant to said statutes.

                  2.1.10. Employees. Schedule 2.1.10 hereto is a complete and accurate listing of all employees of Seller that are involved in the ownership, operation, maintenance or use of the Tangible Personal Property (the "Employees"). Seller does not currently sponsor, maintain or contribute to, and has not at anytime sponsored, maintained or contributed to any employee benefit plan which is or was subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended. No employee benefit plan of Seller will, by its terms or applicable law, become binding upon or an obligation of Buyer. Buyer has not engaged in any unfair labor practices which could reasonably be expected to result in a material adverse effect on the Assets. Seller does not have any dispute with any of its existing


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         or former employees.  There are no labor disputes or to the knowledge of Seller, any disputes
         threatened by current or former employees of Seller.

                  2.1.11. Investigations; Litigation. No investigation or review by any governmental entity with respect to Seller or any of the transactions contemplated by this Agreement or the Seller Agreements is pending or, to the best of Seller's knowledge, threatened, nor has any governmental entity indicated to Seller an intention to conduct the same. There is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which Seller is a party or, to the knowledge of Seller, might become a party or which particularly affects the Assets.

                  2.1.12. Absence of Certain Business Practices. Neither Seller, the Shareholder nor any officer, employee or agent of Seller, nor any other person acting on its behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the profitable use of the Assets (or to assist Seller in connection with any actual or proposed transaction) which if not given in the past, might have had a material adverse effect on the profitable use of the Assets, or if not continued in the future, might materially adversely effect the profitable use of the Assets.

                  2.1.13. Solvency. Seller is not now insolvent, nor will Seller be rendered insolvent by the occurrence of the transactions contemplated by this Agreement. The term "insolvent" means that the sum of the present fair and saleable value of Seller's assets does not and will not exceed its debts and other probable liabilities, and the term "debts" includes any legal liability whether matured or unmatured, liquidated or unliquidated, absolute fixed or contingent, disputed or undisputed or secured or unsecured.

                  2.1.14. Untrue Statements. Seller has made available to Buyer and Key true, complete and correct copies of all contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, lists of suppliers and customers, and records relating principally to the Assets, and such information covers all commitments and liabilities of Buyer relating principally to the Assets. This Agreement, the Seller Agreements and the other instruments executed by Seller, the Shareholder or Tufly and delivered to Buyer or Key in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading in any material respect.

                  2.1.15. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller, the Shareholder and their counsel directly with Buyer, Key and their counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payment.



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                  2.1.16.           Investment Representations of Seller. Each
         of Seller and the
         Shareholder acknowledges, represents and agrees that :

                  (a) Each of Seller and the Shareholder is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

                  (b) (i) Seller and the Shareholder, through their own operations, are knowledgeable in operations of the type conducted by Key, (ii) Key has made available to Seller and the Shareholder extensive legal, financial, accounting and other business records for examination by Seller and the Shareholder, (iii) Key has made its principal executive and operating personnel available for consultation with the designated representatives of Seller and the Shareholder, (iv) Seller and the Shareholder have made an extensive investigation of Key's assets and liabilities, business and financial affairs, and operations, (v) Seller and the Shareholder are aware of the risks associated with ownership of the Key Shares, (vi) Seller is capable of bearing the financial risks associated with such ownership, and (vii) while recognizing that it cannot effectively waive the protections afforded to it under the Securities Act, Seller regards itself as an entity of such financial capacity, sophistication, and prudence that it does not require the protections afforded to it by the Securities Act, and is relying upon its own investigation of Key in making its decision to enter into this Agreement.

                  (c) The Key Shares have not been registered under the Securities Act, or registered or qualified under any applicable state securities laws;

                  (d) The Key Shares are being issued to Seller in reliance upon exemptions from such registration or qualification requirements, and the availability of such exemptions depends in part upon Seller's bona fide investment intent with respect to the Key Shares;

                  (e) Seller's acquisition of the Key Shares is solely for its own account for investment, and Seller is not acquiring the Key Shares for the account of any other person or with a view toward resale, assignment, fractionalization, or distribution thereof;

                  (f) Seller shall not offer for sale, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Key Shares except in accordance with the registration requirements of the Securities Act and applicable state securities laws or upon delivery to Key of an opinion of legal counsel reasonably satisfactory to Key that an exemption from registration is available;

                  (g) Since the Key Shares have not been registered under the Securities Act or applicable state securities laws, Seller must bear the economic risk of holding the Key Shares for an indefinite period of time, and Seller is capable of bearing such risk; and



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                  (h) In  addition to any other  legends  required by law or the other agreements entered into in connection herewith, the certificate evidencing the Key Shares will bear a conspicuous restrictive legend substantially as follows:

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH OTHER STATE LAWS OR UPON DELIVERY TO THIS CORPORATION OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                                                    Article III

                                    REPRESENTATIONS AND WARRANTIES OF BUYER AND
                                       KEY

         3.1 Representations and Warranties of Buyer. Buyer represents and warrants to Seller and the Shareholder as follows:

                  3.1.1. Organization and Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Texas, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

                  3.1.2. Agreement Authorized and its Effect on Other Obligations. The execution and delivery of this Agreement and all other agreements executed by Buyer and delivered to Seller, the Shareholder or Tufly in connection herewith (the "Buyer Agreements") have been authorized by all necessary corporate action on the part of Buyer, and this Agreement and the Buyer Agreements are valid and binding obligations of Buyer, enforceable (subject to normal equitable principals) against Buyer in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the Buyer Agreements and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws of Buyer; (ii) any


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         obligation,  indenture,  mortgage,  deed of trust,  lease,  contract or other agreement to which Buyer is a party or by which Buyer or its properties are bound; or (iii) any provision of any law, rule, regulation, order, permits, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator or other governmental authority to which Buyer or any of its properties is subject.

                  3.1.3. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer and its counsel directly with Seller, the Shareholder and their counsel, without the intervention of any other person as the result of any act of Buyer in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payment.

         3.2 Representations and Warranties of Key. Key represents and warrants to Seller and the Shareholder as follows:

                  3.2.1. Organization and Standing. Key is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

                  3.2.2.   Agreement   Authorized   and  its   Effect  on  Other
         Obligations. The execution and delivery of this Agreement and all other agreements executed by Key and delivered to Seller, the Shareholder or Tufly in connection herewith (the "Key Agreements") have been authorized by all necessary corporate action on the part of Key, and this Agreement and the Key Agreements are valid and binding obligations of Key, enforceable (subject to normal equitable principals) against Key in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the Key Agreements and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws of Key; (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Key is a party or by which Key or its properties are bound; or (iii) any provision of any law, rule, regulation, order, permits, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator or other governmental authority to which Key or any of its properties is subject.

                  3.2.3. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Key and its counsel directly with Seller, the Shareholder and their counsel, without the intervention by any other person as the result of


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         any act of Key in such a  manner  as to give  rise to any  valid  claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payments.


                                                    Article IV

                              ADDITIONAL AGREEMENTS

         4.1 Noncompetition. Except as otherwise consented to or approved in writing by Buyer and Key, Seller agrees that for a period of 60 months following the Effective Date, it will not, except as expressly provided in that certain Joint Alliance Agreement of even date herewith by and between Seller and Buyer, directly or indirectly, acting alone or as a member of a partnership or a holder of, or investor in as much as 5% of any security of any class of any corporation or other business entity (i) engage in any business providing drilling, workover or well clean-out services utilizing air, foam, mist or aerated fluid circulating systems (but specifically excluding the teaching of courses offered by the University of Tulsa Continuing Education program) within (A) the entire state of State of Texas excluding Dallam, Sherman, Hansford, Ochiltree, Lipscomb, Hartley, Moore, Hutchinson, Roberts, Hemphill, Oldham, Potter, Carson, Gray and Wheeler counties; and (B) and that portion of the State of New Mexico located south of U.S. Interstate 40 (the "Territory"); (ii) request any present customers or suppliers of Seller to curtail or cancel their business with Buyer or Key; (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of Seller relating to Seller's ownership, operation, maintenance or use of the Assets, Buyer or Key or any details of their organization or business affairs or (iv) induce or actively attempt to influence any employee of Buyer or Key to terminate his employment. Seller agrees that if either the length of time or geographical area of the Territory is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this Section 4.1 are in addition to any other obligations that Seller may have under the laws of any state requiring a corporation who sells its assets to limit its activities so that the goodwill and business relations associated with the assets being sold (and any successor corporation) will not be materially impaired. Seller further agrees and acknowledge that Buyer and Key do not have any adequate remedy at law for the breach or threatened breach by Seller of this covenant, and agree that Buyer or Key may, in addition to the other remedies which may be available to them hereunder, file a suit in equity to enjoin Seller from such breach or threatened breach. If any provisions of this Section 4.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. Seller acknowledges that the covenants set forth in this Section 4.1 are being executed and delivered by Seller in consideration of the covenants of Buyer and Key contained in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged.

         4.2 Issuance of Key Shares. On the date of execution of this Agreement, Key shall file an additional listing application with the American Stock Exchange requesting the listing of the Key Shares. On the date Key receives notice of approval of such request, Key shall send written instructions to its transfer agent and registrar to issue, countersign and register one or more certificates representing the Key Shares in the name of Seller and deliver such certificate(s) to Seller


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at the address  specified in Section 6.4 hereof.  In the event that the American
Stock Exchange does not approve the listing application, the parties hereto shall negotiate in good faith the appropriate consideration to replace such shares.

         4.3 Hiring Employees. Effective as of the Effective Date, all of the Employees shall be terminated by Seller. Buyer may, but shall be under no obligation to, hire any of the Employees effective as of the Effective Date. Except as provided in Section 1.4 hereof, Buyer shall have no liability or obligation with respect to any employee benefits of any Employee except those benefits that accrue pursuant to such Employees' employment with Buyer on or after the Effective Date. Seller and the Shareholder shall cooperate with Buyer in connection with any offer of employment from Buyer to the Employees and use its best efforts to cause the acceptance of any and all such offers. All Employees hired by Buyer shall be at-will employees of Buyer.

         4.4 Registration Rights. Key has delivered to the Shareholders a copy of the Registration Right Agreement among Key, McMahan Securities Co. L.P. and Rauscher Pierce Refsnes, Inc. dated July 3, 1996 (the "Registration Rights Agreement") pursuant to which Key has agreed to (i) file a registration statement (the "Shelf Registration Statement") with the SEC on or before April 3, 1997 registering the resale of certain shares of Key Common Stock issuable upon conversion of certain outstanding convertible debentures of Key and (ii) use its best efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or before July 3, 1997. Key hereby agrees to include the resale of the Key Shares in the Shelf Registration Statement; provided, that (i) each of the Shareholders shall have all duties and obligations of a "Holder" under the Registration Rights Agreement and (ii), notwithstanding the inclusion of the resale of the Key Shares in the Shelf Registration Statement, the Shareholders shall have no right to participate in an underwritten offering of Key Common Stock by those debenture holders, if any, exercising their rights under the Registration Rights Agreement. In the event that the Shelf Registration Statement is not declared effective by the SEC by July 3, 1997, Seller shall have the right (the "Put Right") require Key to purchase the Key
Shares from Seller for an aggregate purchase price equal to ninety- percent (90%) of the aggregate market value of the Key Shares calculated using the per share closing price on July 3, 1997 as reported by the American Stock Exchange. The Put Right shall be exercised by delivery of written notice to Key on or before August 3, 1997, after which date the Put Right shall expire.

         4.5 Possession of Tangible Personal Property. Possession of the Tangible Personal Property shall be deemed to have passed from Seller to Buyer on the Effective Date. All items of Tangible Personal Property located at the yard of E. L. Farmer Transportation, 300 South Grants, Odessa, Texas, 79760 (the "Farmer Facility") on the date of execution of this Agreement shall be moved by Buyer on or before December 31, 1996 (the "Removal Deadline") at Buyer's sole cost and expense. Until the Removal Deadline, Seller shall be responsible for the costs and expenses, if any, associated with the storage of any Tangible
Personal Property at the Farmer Facility. All items of Tangible Personal Property in use and not located at the Farmer Facility on the date of execution of this Agreement shall, when such use is completed, be moved at the direction and expense of Buyer. Buyer shall be responsible for all cost and expense associated with the shipping of the "spare parts"


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comprising  the  Tangible  Personal  Property to Buyer,  which shall occur on or before December 31, 1996.

         4.6 Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effect the transactions contemplated hereby.


                                                     Article V

                                                  INDEMNIFICATION

         5.1 Indemnification by Seller and the Shareholder. In addition to any other remedies available to Buyer and Key under this Agreement, or at law or in equity, Seller and the Shareholder shall, jointly and severally, indemnify, defend and hold harmless each of Buyer and Key, and their respective officers, directors, employees, agents and stockholders, against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses (collectively, the "Damages") that such indemnitees shall incur or suffer, which arise, result from or relate to (i) any breach of, or failure by Seller or the Shareholder to perform, their respective re presentations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer and Key by Seller or the Shareholder under this Agreement and (ii) the Retained Liabilities.

         5.2 Indemnification by Buyer and Key. In addition to any other remedies available to Seller under this Agreement, or at law or in equity, Buyer and Key shall, jointly and severally, indem nify, defend and hold harmless Seller and its officers, directors, employees and agents against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by Buyer or Key to perform any of its representations, war ranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Seller by or on behalf of Buyer or Key under this Agreement.

         5.3 Indemnification Procedure. If any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Section 5.1 or
Section 5.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article 5, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the


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extent  that  it  may  wish,  with  counsel  reasonably   satisfactory  to  such
indemnified  party,  and after such notice from the  indemnifying  party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related
in  the  same  jurisdiction   arising  out  of  the  same  general  allegations.
Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

                                                    Article VI

                                                   MISCELLANEOUS

         6.1 Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements made by the parties hereto shall survive indefinitely without limitation, notwithstanding any investigation made by or on behalf of any of the parties hereto. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive without limitation despite any investigation made by any party hereto or on its behalf.

         6.2 Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

         6.3 Counterparts. This Agreement may be executed by facsimile signature and in one or more counterparts, each of which shall deemed to be an original instrument, but all of which together shall constitute one and the same instrument.



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         6.4 Notices and Waivers.  Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested.

                                                If to Buyer or Key

Addressed to:                                      With a copy to:
Key Energy Group, Inc.                             Porter & Hedges, L.L.P.
Two Tower Center, Tenth Floor                      700 Louisiana
East Brunswick, New Jersey 08816                   Houston, Texas 77210-4744
Attn: Francis D. John                              Attn: Samuel N. Allen
Facsimile:  (908) 247-5148                         Facsimile:  (713) 228-1331

                                          If to Seller or the Shareholder


Addressed to:                            With a copy to:
Energy Air Drilling Service Co.          Hoskin, Farina, Aldrich & Kampf, P.C.
2466 Industrial Boulevard                200 Grand Avenue, Suite 400
Grand Junction, Colorado 81505           Grand Junction, Colorado 81502
Attn: Dale Rennels                       Attn: Terry Farina
Facsimile: (303) 241-6808                Facsimile: (970) 241-3760

         Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

         6.5 Captions. The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

         6.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

         6.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         6.8 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Texas.


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         IN WITNESS WHEREOF, the Shareholder has executed this Agreement and the other parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all on this 7th day of November, 1996 to be effective as of the Effective Date.

                                                     YALE E. KEY, INC.


                                                     By:   \s\ C. Ron Laidley
                                                     Name:   C. Ron Laidley
                                                     Title:   President



                                                     KEY ENERGY GROUP, INC.


                                                     By:   \s\ C. Ron Laidley
                                                     Name:   C. Ron Laidley
                                                     Title:   Vice President



                                                ENERGY AIR DRILLING SERVICE CO.


                                                     By:   \s\ Dale A. Rennels
                                                     Name:   Dale A. Rennels
                                                     Title:   President




                                                     THE SHAREHOLDER:


                                                       \s\ Dale A. Rennels
                                                     Dale Rennels




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